Exhibit 8.1

October 27, 2015

GenSight Biologics S.A.

74, rue du Faubourg Saint-Antoine

75012 Paris

France

Re: Registration statement on form F-1, as amended (No. 333-205539) relating to the Initial Public Offering of up to 5,347,500 Ordinary Shares of GenSight Biologics S.A.

Ladies and Gentlemen,

We are acting as special French counsel for GenSight Biologics S.A. (the “Company”), a French société anonyme, in connection with the initial public offering and sale by the Company of up to 5,347,500 ordinary shares, pursuant to an underwriting agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, Leerink Partners LLC, Evercore Group LLC, and several other underwriters to be named in Schedule A to the Underwriting Agreement.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion, including, without limitation, the Registration Statement on Form F-1, as amended (No. 333-205539) (the “Registration Statement”).

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed, without independent investigation or verification of any kind, that all parties other than the Company had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed, without independent investigation or verification of any kind, the due authorization by all requisite action, corporate or other, and the valid execution and delivery, by such parties of such documents and the validity and binding effect thereof on such parties.

As to any facts material to this opinion which we did not independently establish or verify, we have relied on oral or written statements and representations of officers and other representatives of the Company. We have assumed that any draft of documents reviewed by us would have been executed in substantially the form reviewed by us. Our opinion is conditioned on the initial and continuing accuracy of all the facts, information, analyses, statements, representations and assumptions referred to herein.

GIDE LOYRETTE NOUEL A.A.R.P.I.
22 cours Albert Ier - 75008 Paris | tél. +33 (0)1 40 75 60 00 | info@gide.com - gide.com | Palais T03

Our opinion is based on the French Tax Code (Code Général des Impôts), administrative guidelines published by the French tax authorities including statements of practice (instructions) and rulings (rescrits), judicial decisions and such other authorities as we have considered relevant, all as published 15 days before the date of this opinion and in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any times, possibly with retroactive effect. A change in the authorities on which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the French tax authorities or, if challenged, by a court.

Based on the facts and assumptions and subject to the limitations set forth herein and in the Registration Statement, it is the opinion of Gide Loyrette Nouel that the statements contained under the caption “French Tax Implications For U.S. Holders,” to the extent they describe French tax laws or legal conclusions with respect thereto, are accurate summaries of the matters described therein in all material respects and such statements constitute our opinion.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to Gide Loyrette Nouel under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Gide Loyrette Nouel

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